UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

Oracle Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51785	26-0126028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Greenwich Ave., 3rd Floor

Greenwich, Connecticut 06830

(Address of principal executive offices)

(203) 862-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 5, 2007 and December 7, 2007, on December 3, 2007, Oracle Healthcare Acquisition Corp. (“Oracle”), PTI Acquisition Sub., Inc. (“Merger Sub”), a newly formed wholly-owned subsidiary of Oracle, Precision Therapeutics, Inc. (“PTI”) and Joel P. Adams, as representative of PTI stockholders, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into PTI (the “Merger”), with PTI continuing as the surviving company of such Merger as a wholly-owned subsidiary of Oracle.

On January 24, 2008, the parties to the Merger Agreement entered into an amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, the Oracle common stock price to be used to compute the exchange ratio of Oracle common stock for PTI common stock in the Merger was fixed at $7.90 per share, rather than the average closing sales price per share of Oracle common stock for the consecutive period beginning on the thirteenth day immediately preceding the closing date of the Merger and concluding on the third trading day immediately preceding the closing date of the Merger.

This Item 1.01 contains a brief summary of the Amendment and the transactions contemplated thereby. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

*    *    *

This Current Report on Form 8-K does not constitute an offer of securities. The proposed Merger will be submitted to Oracle’s stockholders for their consideration. In connection with the proposed Merger, Oracle has filed a registration statement, a proxy statement/prospectus and other materials with the Securities and Exchange Commission (“SEC”). ORACLE URGES YOU TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ORACLE, PTI AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement/prospectus (when available) as well as other filed documents containing information about Oracle and the proposed Merger at http://www.sec.gov, the SEC’s website.

Oracle and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Oracle’s shareholders with respect to the proposed Merger. Information regarding the officers and directors of Oracle is included in its Annual Report on Form 10-K/A for its fiscal year ended December 31, 2006 filed with the SEC on December 3, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is or will be set forth in the proxy statement/prospectus and other materials filed with the SEC in connection with the proposed Merger.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description:
Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 24, 2008 by and among Oracle Healthcare Acquisition Corp., PTI Acquisition Sub, Inc., Precision Therapeutics, Inc. and Joel P. Adams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE HEALTHCARE ACQUISITION CORP.

Date: January 25, 2008	By:	/s/ Joel D. Liffmann
	Name:	Joel D. Liffmann
	Title:	President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description:
Exhibit 2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 24, 2008 by and among Oracle Healthcare Acquisition Corp., PTI Acquisition Sub, Inc., Precision Therapeutics, Inc. and Joel P. Adams.